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                                                                    Exhibit 21.1

                         CASTLE BRANDS INC. SUBSIDIARIES

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
                                        STATE/COUNTRY OF
                 NAME                     INCORPORATION                   JURISDICTION(S)
-------------------------------------   ----------------   --------------------------------------------
Castle Brands (USA) Corp.                 Delaware, USA    New York
                                                           Texas (d/b/a "Delaware Great Spirits Corp.")
Gosling-Castle Partners Inc.              Delaware, USA
Castle Brands Spirits Group Limited          Ireland
Castle Brands Spirits Company Limited        Ireland
The Boru Vodka Company Limited               Ireland
The Clontarf Irish Whiskey Company           Ireland
Limited
Castle Brands Whiskey Company Limited        Ireland
Castle Brands Spirits Marketing and          Ireland
Sales Company Limited
Great Spirits (Ireland) Limited              Ireland
Castle Brands Spirits Company (GB)       United Kingdom
Limited
The Roaring Water Bay Spirits Company   Northern Ireland
(NI) Limited
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